Exhibit 99.1

Greene County Bancshares, Inc. Asset Quality Ratios

As of and for the period ended December 31, 2002	Bank	Other	Total
Nonperforming assets as a percentage of total assets	0.51%	5.26%	1.48%
Net charge-offs to average total loans, net of unearned income	0.40%	8.08%	0.80%

As of and for the period ended December 31, 2001	Bank	Other	Total
Nonperforming assets as a percentage of total assets	0.86%	7.75%	1.22%
Net charge-offs to average total loans, net of unearned income	0.38%	10.25%	0.94%

As of and for the period ended December 31, 2000	Bank	Other	Total
Nonperforming assets as a percentage of total assets	0.85%	2.17%	0.96%
Net charge-offs to average total loans, net of unearned income	0.46%	11.35%	1.09%